SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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SUPREME INDUSTRIES, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.
2581 East Kercher Road
P.O. Box 237
Goshen, IN 46528
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2003

To Shareholders of
SUPREME INDUSTRIES, INC.:

The annual meeting of shareholders of Supreme Industries, Inc. (the "Company") will be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on May 8, 2003 at 10:00 a.m. Eastern Standard Time for the following purposes:

1.		To elect nine directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.		To ratify the selection of Crowe, Chizek and Company LLP as independent auditors; and

3.		To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on March 13, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

		By Order of the Board of Directors

Goshen, Indiana		William J. Barrett
March 20, 2003		Secretary

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

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SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana, 10:00 a.m. Eastern Standard Time on May 8, 2003, or at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about March 27, 2003.

The expense of proxy solicitation will be borne by the Company. Although solicitation is to be made primarily through the mails, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation material regarding the meeting to beneficial owners of the Company's Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.

A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 28, 2002, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 13, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,897,986 shares of Class A Common Stock and 1,917,394 shares of Class B Common Stock of the Company issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to elect a Board of Directors and to ratify the selection of Crowe, Chizek and Company LLP as independent auditors. The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors named herein, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event, the proxy will be suspended.

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The Company's Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock. No shares of the preferred stock are outstanding. In voting on all matters expected to come before the meeting, a shareholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his name on the record date, except that the holders of Class A Common Stock shall be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of Class B Common Stock shall be entitled to elect the remaining directors. The election of three directors by the holders of the Class A Common Stock requires the affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a majority of the outstanding Class A shares is present. The Company's Certificate of Incorporation prohibits cumulative voting. The ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owners as of March 13, 2003 of more than five percent of the Company's Class A or Class B Common Stock. Such tabulation also sets forth the number of shares of the Company's Class A or Class B Common Stock beneficially owned as of March 13, 2003 by all of the Company's directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock possess the sole voting and dispositive power in regard to such stock. Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B shares is deemed to be beneficial ownership of Class A shares under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of March 13, 2003, there were 8,897,986 Class A shares and 1,917,394 Class B shares outstanding.

The following tabulation also includes Class A shares covered by options granted under the Company's 1992, 1998 and 2001 Stock Option Plans, which options are collectively referred to as "Stock Options". The Stock Options have no voting or dividend rights.

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Name and Address	Title	Amount and Nature of	Percent of
of Beneficial Owner	Class	Beneficial Ownership	Class (1)
Wellington Management Company	Class A	1,030,100	11.6%
75 State Street
Boston, MA 02109

Ronald L. Eubel	Class A	863,871	9.7%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Mark E. Brady and Robert J. Suttman	Class A	863,236	9.7%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

William Hazel	Class A	829,994	9.3%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Bernie Holtgrieve and Eubel Brady & Suttman	Class A	829,994	9.3%
Asset Management, Inc.
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Wilen Management Corporation	Class A	554,680	6.2%
2360 West Joppa Road
Lutherville, MD 21093

Thomas Cantwell	Class A	650,511 (2)(6)	6.8%
#1 McGill St., Apt. 1010	Class B	637,224	33.2%
Montreal, Quebec, Canada H2Y 4A3

Herbert M. Gardner	Class A	888,693 (2)(3)(6)	9.4%
636 River Road	Class B	496,285 (3)	25.9%
Fair Haven, NJ 07704

William J. Barrett	Class A	1,209,875 (2)(4)(6)	12.7%
636 River Road	Class B	568,452 (4)	29.6%
Fair Haven, NJ 07704

Omer G. Kropf	Class A	607,257 (2)	6.7%
2581 East Kercher Road
Goshen, IN 46528

Robert J. Campbell	Class A	122,720 (2)(5)(6)	1.4%
15690 Treasure Cove	Class B	40,040	2.1%
Bullard, TX 75757

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Name and Address	Title	Amount and Nature of	Percent of
of Beneficial Owner	Class	Beneficial Ownership	Class (1)
Rice M. Tilley, Jr.	Class A	39,811 (2)	*
1600 West Seventh Street
Suite 500
Fort Worth, TX 76102

Robert W. Wilson	Class A	104,404 (2)	1.2%
2581 East Kercher Road
Goshen, IN 46528

H. Douglas Schrock	Class A	81,278 (2)	*
68143 Clunette Street
New Paris, IN 46553

All directors and officers as a group	Class A	3,704,549 (2)(3)(4)(5)(6)	33.5%
of (9) persons	Class B	1,742,001 (3)(4)	90.9%

* Less than 1%

(1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B shares.

(2) Includes the number of Class A Shares set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company's 1992, 1998 and 2001 Stock Option Plans.
		Stock
		Options
Thomas Cantwell		13,287
Herbert M. Gardner		86,637
William J. Barrett		86,637
Omer G. Kropf		102,662
Robert J. Campbell		13,287
Rice M. Tilley, Jr.		15,663
Robert W. Wilson		83,839
H. Douglas Schrock		9,954
All directors and officers as a group		411,966

(3) Includes 8,785 shares of Class A Common Stock and 51,447 shares of Class B Common Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

(4) Includes 74,260 shares of Class A Common Stock and 8,954 shares of Class B Common Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

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(5) Includes 373 shares of Class A Common Stock owned beneficially by Mr. Campbell's wife, as custodian for their children. Mr. Campbell has disclaimed beneficial ownership of these shares.

(6) Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into Class A shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 13, 2003 held, in the aggregate, more than 5% of the Company's then outstanding Class A voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company's outstanding voting securities.

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified. The Company's Board of Directors is currently comprised of nine members. Of the persons named below, Messrs. Schrock, Tilley and Neilson have been nominated for election by the holders of Class A Common Stock, and the remaining persons have been nominated for election by the holders of Class B Common Stock.

Messrs. Gardner, Barrett, Kropf and Wilson were the executive officers of the Company as of December 28, 2002. Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Shareholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors. The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought.

There are no family relationships by blood, marriage, or adoption between any director or executive officer, except Mr. Schrock who is Mr. Barrett's brother-in-law. Mr. Tilley is a member of the law firm of Law, Snakard & Gambill, a Professional Corporation, which performed legal services for the Company during 2002.

Only nine nominees for director are named, even though the Company's bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. The proxies given by the Class A shareholders cannot be voted for more than three persons and the proxies given by Class B shareholders cannot be voted for more than six persons. The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

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		Executive	Positions With
Name, Age, and Business Experience		Officer Since	Company
Herbert M. Gardner, 63

Managing Director of Barrett-Gardner Associates, Inc., an investment banking firm since November 2002 and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Chairman of the Board of the Company since 1979 and President of the Company since June 1992. Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; Also a Director of: Nu Horizons Electronics Corp., an electronic component distributor; iDine Rewards Network Inc., formerly Transmedia Network, Inc., a company that develops and markets transaction-based dining and other consumer savings programs; TGC Industries, Inc., a company engaged in the geophysical services industry; Hirsch International Corp., importer of computerized embroidery machines, and supplies; Co-Active Marketing Group, Inc., a marketing and sales promotion company.

		1979	Chairman of the Board, President

Omer G. Kropf, 61 Executive Vice President of the Company since August 1984; President and Chief Executive Officer of Supreme Corporation, a subsidiary of the Company, from January 1984 to November 2000 and co-holder of Office of the President of Supreme Corporation since November 2000.		1984	Executive Vice President

William J. Barrett, 63 Managing Director of Barrett-Gardner Associates, Inc., an investment banking firm since November 2002 and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Secretary and Assistant Treasurer of the Company and a Director since 1979. Chairman of the Board of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; and a Director of TGC Industries, Inc., a company engaged in the geophysical services industry.		1979	Secretary and Assistant Treasurer

Robert W. Wilson, 58 Treasurer, Executive Vice President and Chief Financial Officer of the Company since December 1992; Vice President of Finance since 1988 and co-holder of Office of the President of Supreme Corporation, a subsidiary of the Company, since November 2000.		1992	Executive Vice President, Treasurer and Chief Financial Officer

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		Executive	Positions With
Name, Age, and Business Experience		Officer Since	Company
Robert J. Campbell, 71

Retired Chief Executive Officer of TGC Industries, Inc., from March 1996 to December, 1998, a company engaged in the geophysical services industry; Vice Chairman of the Board and Chief Executive Officer of TGC from July 1993 through March 1996; Chairman of the Board and Chief Executive Officer of TGC Industries, Inc., from July 1986 to July 1993. Prior to such time, President and Chief Executive Officer of the Company for more than five years.

		n/a	None

Dr. Thomas Cantwell, 75

1978 to present, independent oil and gas consultant and personal investor; September 1987 to present, President of Technical Computer Graphics, Inc., a software/hardware integrator in the computer graphics field; October 1992 to present, Director of Discreet Logic, Inc., a software development company; and Director, Locus Dialogue, Inc., a company in the voice recognition and computer telephoning fields.

		n/a	None

H. Douglas Schrock, 54 President of Smoker Craft, Inc., a pleasure boat manufacturer, since 1978; President of Earthway Products, Inc.; Director of Key Bank of Indiana		n/a	None

Rice M. Tilley, Jr., 66 Member of the law firm of Law, Snakard & Gambill, a Professional Corporation, since 1965.		n/a	Assistant Secretary

Mark C. Neilson, 44

Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, since March 2001; Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998; Director of Geocel Holdings Corporation, a manufacturer of sealants and adhesives; Director of Therm-O-Lite, Inc., a manufacturer of interior insulating windows; Director of EVS, Inc., a manufacturer of emergency vehicle seating.

		n/a	None

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee comprised of Dr. Cantwell and Messrs. Gardner, Barrett, and Kropf, an Audit Committee comprised of Dr. Cantwell and Messrs. Tilley and Campbell, and a Stock Option Committee comprised of Dr. Cantwell and Messrs. Gardner and Barrett.

The Executive Committee, which met four times during the year ended December 28, 2002, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee met four times during the year ended December 28, 2002. The purpose and functions of the Audit Committee are to recommend the appointment of independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Option Committee met twice during the year. The Committee is responsible for awarding Stock Options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Board of Directors does not have nominating or compensation committees.

During the year ended December 28, 2002, the Board of Directors held four regularly scheduled meetings. All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

SUPREME'S AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The members of the Audit Committee are independent as defined in Section 121(A) of the listing standards of the American Stock Exchange. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

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We have discussed with Crowe, Chizek and Company LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees." SAS No. 61 requires the Company's independent accountants to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Crowe, Chizek and Company LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", with respect to any relationships between Crowe, Chizek and Company LLP and the Company that in their professional judgment may reasonably be thought to bear on their independence. Crowe, Chizek and Company LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company's independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent accountants with respect to such financial statements.

	The Audit Committee:
	Rice M. Tilley, Jr. (Chair)
	Robert J. Campbell
	Thomas Cantwell

Audit Fees
The aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 28, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q for the quarters ended March 30, 2002, June 29, 2002 and September 28, 2002, were approximately $120,800.

All Other Fees
The aggregate fees for all other services rendered by its independent accountants for the Company's most recent fiscal year were approximately $172,100. These fees include work performed by the independent accountants with respect to preparation of corporate income tax returns, tax compliance and planning projects and audits of employee benefit plans.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to the Company's chief executive officer and each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.

Summary Compensation Table

Name and	Annual Compensation				Long Term		All Other
Principal Position	Year	Salary $	Bonus $		Compensation		Compensation (4)
Herbert M. Gardner (1)	2002	$108,000	$ 72,500	$	---	$	---
Chairman of the Board	2001	108,000	102,546		---		---
and President	2000	108,000	106,500		---		---

William J. Barrett (1)	2002	108,000	72,500		---		---
Secretary and	2001	108,000	102,546		---		---
Assistant Treasurer	2000	108,000	106,500		---		---

Omer G. Kropf (2)	2002	240,000	109,784		---		6,450
Executive Vice	2001	240,000	365,800		---		5,901
President	2000	240,000	568,500		---		9,021

Robert W. Wilson (3)	2002	135,000	109,784		---		4,601
Executive Vice	2001	132,692	182,900		---		5,135
President, Treasurer	2000	116,230	130,000		---		5,150
and Chief Financial Officer

(1) On January 1, 1993, the Company entered into three-year consulting agreements commencing on January 1, 1993 with Mr. Gardner and Mr. Barrett for financial and advisory consulting services. On September 22, 1994, the Board of Directors approved an amendment to the contracts so that on December 31st of each year the contracts will be extended for an additional year. The terms of the agreements call for Mr. Gardner and Mr. Barrett to receive annual consulting fees of $108,000, plus a cash incentive performance fee in the amount of $36,000 if the pre-tax earnings of the Company exceed $2,000,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

(2) On May 1, 1998, the Company's wholly-owned subsidiary, Supreme Corporation, entered into a four-year employment contract with Mr. Kropf through April 30, 2002. On May 1, 2002, Supreme Corporation entered into a new three-year employment contract with Mr. Kropf through April 30, 2005. The terms of this agreement provide for a minimum base salary of $240,000 per year plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(3) On January 1, 1998, the Company's wholly-owned subsidiary, Supreme Corporation, entered into a three-year employment contract with Mr. Wilson through December 31, 2000. On July 1, 2000, amendment number one extended the contract through December 31, 2003. The terms of the agreement provide for a minimum base salary of $135,000 per year (subject to increase by the determination of the Board of Directors) plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(4) Includes the Company's matching contribution to its Section 401(k) Retirement Plan and payment of premiums for disability and life insurance coverage for the named executives.

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Director Compensation

Outside directors are paid $1,000 per board meeting attended and an additional $6,000 annually. Members of the Audit Committee are paid $1,000 per meeting. Non-employee members of the Executive Committee are paid $2,000 per month. Each Director is reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth certain information regarding the year-end value of options held by the Company's executive officers during the fiscal year ended December 28, 2002. There are no stock appreciation rights outstanding.

Shares	Value	Value of Unexercised
Acquired	Realized	Number of Unexercised	In-the-Money Options
on	at	Options at the Year-End	At the Year-End (1)
Name	Exercise	Exercise	Exercisable/Unexercisable	Exercisable/Unexercisable
Herbert M. Gardner	---	$	---	67,887	48,750	$ 20,400	$ 10,200
William J. Barrett	---	---	67,887	48,750	14,200	7,100
Omer G. Kropf	---	---	66,903	70,760	11,899	23,801
Robert W. Wilson	---	---	57,688	51,152	8,500	17,000

(1) The value of outstanding options is based on the December 28, 2002 closing stock price which was $4.15.

The Board Of Directors Report On Executive Compensation

The Company's compensation policy and annual compensation applicable to the Company's executive officers are the responsibility of the Board of Directors. Executive officers of the Company who are also members of the Board do not participate in setting their own compensation. The Board of Directors reviews the individual performance of each executive officer and the financial performance of the Company. The Board also takes into account salary levels, bonus plans, stock incentive plans and other compensation packages made available to executive officers of companies of similar size and nature. The Board of Directors considers the Company's compensation policy in light of Section 162(m) of the Internal Revenue Code of 1986 and related regulations regarding the deductibility of certain compensation. No executive has received compensation which is non-deductible under such Section; however, the Board of Directors may determine to pay compensation which is non-deductible in certain circumstances. In accordance with the above compensation policy, the Board of Directors has established certain compensation arrangements as set forth below.

The Board has approved Consulting Agreements between the Company and Mr. Herbert M. Gardner, Chairman of the Board and President of the Company, and Mr. William J. Barrett, Secretary and Assistant Treasurer of the Company. These Consulting Agreements went into effect January 1, 1993, and, as amended, continue through December 31, 2005. In consideration of services to be provided to the Company, the Consulting Agreements provide for Messrs. Gardner and Barrett to each receive (in addition to certain fringe benefits): (1) a monthly fee of $7,000 during 1993, $8,000 during 1994, and $9,000 during 1995 and in each year thereafter (which monthly payments are to be offset by all other fees paid to Messrs. Gardner and Barrett, respectively, for serving as members of the Board of Directors and any committee of the Company and its subsidiaries): and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

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The Company's wholly-owned subsidiary, Supreme Corporation, has entered into an Employment Contract with Mr. Omer G. Kropf employing Mr. Kropf as President of Supreme Corporation (Mr. Kropf is also an Executive Vice President of the Company). The Employment Contract was for a term of four years beginning on May 1, 1998, and ending on April 30, 2002. On May 1, 2002 Supreme Corporation entered into a new Employment Contract through April 30, 2005. In consideration of his services rendered as President of Supreme Corporation, this Employment Contract provides that Supreme Corporation will pay to Mr. Kropf (in addition to certain fringe benefits) a minimum base salary of $240,000 per year plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan. Under this Plan, an amount equal to ten percent (10%) of Supreme Corporation's pre-tax profits is (subject to Board approval) placed into a bonus pool which is then allocated among, and is distributed to, Supreme Corporation's key executives. The allocation of such bonus pool is approved by the Board of Directors based upon an analysis of the contributions of key executives to the Company's financial performance and a consideration of Management's recommendation as to an appropriate allocation to reward such contributions.

The Company's wholly-owned subsidiary, Supreme Corporation, has also entered into an Employment Contract with Mr. Robert W. Wilson employing Mr. Wilson as Vice President of Finance, Treasurer and Assistant Secretary of Supreme Corporation (Mr. Wilson is also Executive Vice President, Treasurer and Chief Financial Officer of the Company). The Employment Contract was for a term of three years beginning January 1, 1998 and ending December 31, 2000. On July 1, 2000 amendment number one extended the contract through December 31, 2003. In consideration of his services rendered as Executive Vice President, Treasurer and Chief Financial Officer of the Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Wilson (in addition to certain fringe benefits) a minimum base salary of $135,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan described in the preceding paragraph.

The Board of Directors

William J. Barrett Herbert M. Gardner H. Douglas Schrock Robert J. Campbell Omer G. Kropf Rice M. Tilley, Jr. Thomas Cantwell Mark C. Neilson Robert W. Wilson

Stock Option Plans

2001 Stock Option Plan

On January 31, 2001, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 2001 Stock Option Plan. The Plan was approved by the Company's shareholders at the Annual Meeting held on May 2, 2001. The following paragraphs summarize certain provisions of the 2001 Stock Option Plan and are qualified in their entirety by reference thereto.

13
The 2001 Stock Option Plan provides for the granting of options (collectively, the "2001 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 2001 Stock Option Plan authorizes the granting of options to acquire up to 750,000 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 2001 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 2001 Stock Option Plan, although fewer employees may actually receive grants. At December 28, 2002, there were 420,000 options outstanding under this plan, of which 35,832 were exercisable.

Authority to administer the 2001 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 2001 Stock Option Plan, the Committee has authority, in its discretion, to award 2001 Options and to determine the terms and conditions (which need not be identical) of such 2001 Options, including the persons to whom, and the time or times at which, 2001 Options will be awarded, the number of 2001 Options to be awarded to each such person, the exercise price of any such 2001 Options, and the form, terms and provisions of any agreement pursuant to which such 2001 Options will be awarded. The 2001 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 2001 Option ("Holder") in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 2001 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 2001 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

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Payment for Class A Common Stock issued upon the exercise of a 2001 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 2001 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 2001 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 2001 Option. The new 2001 Option will have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 2001 Option. A new 2001 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 2001 Stock Option Plan allows for the cashless exercise of options via the Sale Method. Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.

The duration of each 2001 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 2001 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 2001 Option, and the exercise price of each outstanding 2001 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 2001 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 2001 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 2001 Stock Option Plan, as amended, will terminate on January 30, 2011 or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 2001 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 2001 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 2001 Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 2001 Stock Option Plan from the Committee, or (e) without the consent of the affected Holder, causes the ISO's granted under the 2001 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.

15
1998 Stock Option Plan

On October 29, 1998, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1998 Stock Option Plan. The plan was approved by shareholders at the annual meeting held on April 29, 1999. The following paragraphs summarize certain provisions of the 1998 Stock Option Plan and are qualified in their entirety by reference thereto.

The 1998 Stock Option Plan provides for the granting of options (collectively, the "1998 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1998 Stock Option Plan authorizes the granting of options to acquire up to 650,000 (790,079 as adjusted for all subsequent stock dividends) shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1998 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 1998 Stock Option Plan, although fewer employees may actually receive grants. At December 28, 2002, there were 618,301 options outstanding under this plan, of which 411,810 were exercisable.

Authority to administer the 1998 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1998 Stock Option Plan, the Committee has the authority , in its discretion, to award 1998 Options and to determine the terms and conditions (which need not be identical) of such 1998 Options, including the persons to whom, and the time or times at which, 1998 Options will be awarded, the number of 1998 Options to be awarded to each such person, the exercise price of any such 1998 Options, and the form, terms and provisions of any agreement pursuant to which such 1998 Options will be awarded. The 1998 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1998 Option ("Holder") in connection with the exercise thereof. Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1998 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

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The exercise price of the shares of Class A Common Stock covered by each 1998 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 1998 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 1998 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 1998 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 1998 Option. The new 1998 Option shall have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 1998 Option. A new 1998 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1998 Stock Option Plan originally provided for two methods for the cashless exercise of options, the Sale Method and the Net Method. The Board of Directors of the Company amended the 1998 Stock Option Plan on November 11, 1999 to delete the Net Method of cashless exercise (no options were ever exercised using the net method). Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the Holder.

The duration of each 1998 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1998 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1998 Option, and the exercise price of each outstanding 1998 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 1998 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 1998 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 1998 Stock Option Plan, as amended, will terminate on October 29, 2008, or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

17
The 1998 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 1998 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1998 Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1998 Stock Option Plan from the Committee, or (e) without the consent of the affected Holder, causes the ISO's granted under the 1998 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.

1992 Stock Option Plan

On April 7, 1992, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1992 Stock Option Plan. The plan was approved by the shareholders at the annual meeting held on June 11, 1992. The following paragraphs summarize certain provisions of the 1992 Stock Option Plan and are qualified in their entirety by reference thereto. The 1992 Stock Option Plan provides for the granting of options (collectively, the "1992 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1992 Stock Option Plan authorizes the granting of options to acquire up to 401,117 (adjusted for all subsequent stock dividends) shares of Class A Common Stock, subject to certain adjustments described below. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1992 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 1992 Stock Option Plan, although fewer employees may actually receive grants. At December 28, 2002, there were 176,235 options outstanding under this plan, of which 176,235 were exercisable.

Authority to administer the 1992 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1992 Stock Option Plan, the Committee has the authority, in its discretion, to award 1992 Options and to determine the terms and conditions (which need not be identical) of such 1992 Options, including the persons to whom, and the time or times at which, 1992 Options will be awarded, the number of 1992 Options to be awarded to each such person, the exercise price of any such 1992 Options, and the form, terms and provisions of any agreement pursuant to which such 1992 Options will be awarded. The 1992 Stock Option Plan also provides that the committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the Holder of a 1992 Option in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1992 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

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The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1992 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Class A Common Stock issued upon the exercise of a 1992 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the Holder of the 1992 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 1992 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 1992 Option having an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of such exercise. A 1992 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

The duration of each 1992 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1992 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1992 Option, and the exercise price of each outstanding 1992 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 1992 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 1992 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 1992 Stock Option Plan terminated on April 7, 2002. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

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401 (k) Retirement Plan

The Company has a Section 401(k) Retirement Plan (the "Retirement Plan") which offers employees tax advantages pursuant to Section 401(k) of the Internal Revenue Code. During the year ended December 28, 2002, all of the employees of the Company and one of its subsidiaries (collectively, the "Employer") were eligible to participate in the Retirement Plan if they had reached the age of 21 and had been employed by the Employer for at least one full calendar year. Under the terms of the Retirement Plan, a participant may elect to contribute to the Plan up to 15% of his or her compensation. Through February 1994, the Company contributed ten cents on each dollar of the first 6% of compensation contributed by participants. On February 4, 1994, the Board of Directors approved an increase to fifteen cents on each dollar of the first 6% of compensation contributed by participants effective March 1, 1994. On August 29, 1997, the Board of Directors approved an increase to twenty-five cents on each dollar of the first 6% of compensation contributed by participants effective December 1, 1997. On February 11, 1999 the Board of Directors approved an increase to thirty cents on each dollar of the first 7% of compensation contributed by participants effective March 1, 1999. Payments are made by the Company and the Participants, the latter by means of a payroll deduction program. Within specified limits, a participant has the right to direct his or her savings into certain kinds of investments. The total aggregate amount of the Company's contribution for Messrs. Kropf and Wilson was $3,300 and $2,203, respectively, and for all executive officers as a group was $5,503.

Stock Price Performance

The following Stock Performance Graph shows the changes over the past five year period in the value of $100 invested in (1) the Company's Class A Common Stock, (2) the American Stock Exchange Total Return Index, and (3) the American Stock Exchange Industrial Manufacturing Index. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends. The stock price performance shown below is not necessarily indicative of future performance.

12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Supreme Industreis, Inc.	$100	$118	$84	$40	$60	$61
AMEX Industrial
Manufacturing Index	$100	$79	$102	$126	$101	$76
AMEX (US) Total Return
Index	$100	$107	$142	$131	$122	$100

Assumes $100 invested on December 31, 1997 in Supreme Industries, Inc. Stock, the AMEX Industrial Mfg. Index and the AMEX (US) Total Return Index

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Transactions With Management

As part of its original acquisition on January 19, 1984 of the specialized vehicle manufacturing business now being operated by it, Supreme Corporation acquired an option to purchase certain real estate and improvements, at its Goshen, Indiana, and Griffin, Georgia facilities, leased to it by lessors controlled by the sellers of such business (one of whom is Omer G. Kropf). The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company's Board of Directors.

On July 25, 1988, Supreme Corporation assigned the option (with the consent of the grantors of the option) to a limited partnership (the "Partnership"). The general partner of the Partnership is Supreme Corporation, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, Mr. Kropf, Dr. Cantwell, and Mr. Campbell, all of whom are members of the Company's Board of Directors.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements. Also on July 25, 1988, the Partnership and Supreme Corporation entered into new leases covering Supreme facilities in Goshen, Indiana and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors. The leases granted to Supreme Corporation contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index). During the current year ending December 27, 2003, Supreme Corporation is obligated to pay approximately $616,000 in minimum lease payments to the Partnership under lease agreements which expire July 2005.

In order to carry out the purchase of the subject real estate and improvements, the Partnership borrowed from a bank $2,363,000 collateralized by mortgages on such real estate, a security interest in specified personal properties, and the assignments of the leases. The initial capital contribution of the Partnership's limited partners covered the balance of the purchase price.

Mr. Kropf, Executive Vice President and Director of the Company, is Secretary-Treasurer and sole shareholder of Quality Transportation and President of Quality Aircraft Leasing. The Company's subsidiary, Supreme Corporation, purchases delivery services from Quality Transportation and rented the use of an aircraft from Quality Aircraft Leasing in the ordinary course of business. During the year ended December 28, 2002, Supreme Corporation purchased delivery services of $2,644,000 from Quality Transportation and paid aircraft rental fees of $70,000 to Quality Aircraft Leasing. In December 2002, the Company purchased the previously rented aircraft. All transactions were without special terms or conditions and were as favorable as those that the Company could have obtained from non affiliated third parties.

On April 28, 2000, Supreme Corporation entered into a Lease Agreement with Mr. Kropf for the lease from Mr. Kropf of a warehouse facility located on approximately 10 acres of land close to Supreme Corporation's FRP manufacturing facility in Ligonier, Indiana. The lease is for an initial term of three (3) years terminating April 30, 2003 for a rental amount of $402,660 for the term, payable in equal monthly installments of $11,185. The rental amount was based on an independent third party appraisal. Supreme Corporation has two (2) renewal options of three (3) years each at a rental rate equal to the rental amount for the initial term, adjusted upward for any increase in the Consumer Price Index.

INDEPENDENT PUBLIC ACCOUNTANTS

On October 1, 2001, the Company was informed that its independent accountants, PricewaterhouseCoopers LLP ("PwC") had sold its South Bend, Indiana practice to Crowe, Chizek and Company LLP. Effective October 9, 2001, the Company terminated its appointment of PwC as the Company's principal accountants.
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On October 9, 2001, the Audit Committee of the Company's Board of Directors and the Board of Directors of the Company approved Crowe, Chizek and Company LLP as its principal accountants. On the same date, PwC was notified of its dismissal.

The report of PwC on the Company's consolidated financial statements for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit for the year ended December 31, 2000 and through October 9, 2001, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the Company's consolidated financial statements for such year.

It is expected that representatives of Crowe, Chizek and Company LLP will be present at the shareholders' annual meeting with the opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions at the meeting.

The Company's Board of Directors recommend that you vote FOR ratification of the selection of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending December 27, 2003.

OTHER MATTERS

The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 2004 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 1, 2003 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

FINANCIAL STATEMENTS

The Company's Annual Report to Shareholders for the fiscal year ended December 28, 2002, is enclosed herewith.

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE TREASURER, SUPREME INDUSTRIES, INC., P.O. BOX 237, 2581 EAST KERCHER ROAD, GOSHEN, INDIANA 46528

By Order of the Board of Directors

Goshen, Indiana
March 20, 2003	/s/William J. Barrett

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SUPREME INDUSTRIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors
2581 East Kercher Road, Goshen, Indiana 46528

The undersigned hereby appoints Robert W. Wilson, Herbert M. Gardner and Rice M. Tilley, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the "Company") held of record by the undersigned on March 13, 2003 at the Annual Meeting of Shareholders to be held on May 8, 2003 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(TO BE SIGNED ON REVERSE SIDE)

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ANNUAL MEETING OF SHAREHOLDERS OF

SUPREME INDUSTRIES, INC.

May 8, 2003

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

(1) ELECTION OF DIRECTORS:	NOMINEES
FOR ALL NOMINEES	H. DOUGLAS SCHROCK	¡
RICE M. TILLEY, JR.	¡
WITHHOLD AUTHORITY	MARK C. NEILSON	¡
FOR ALL NOMINEES

FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

FOR	AGAINST	ABSTAIN
(2) RATIFICATION OF SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS.	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE DATE AND SIGN BELOW AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
Signature of Shareholder ______________ Date _______, 2003 Signature of Shareholder ______________ Date _______, 2003

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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